Exhibit 10.1

BROCADE COMMUNICATIONS SYSTEMS, INC.
AMENDMENT TO AMENDED AND RESTATED CHANGE OF CONTROL RETENTION AGREEMENT FOR LLOYD CARNEY
This amendment (the “Amendment”) is made by and between Lloyd A. Carney (“Executive”) and Brocade Communications Systems, Inc. (the “Company” and together with the Executive hereinafter collectively referred to as the “Parties”) as of the date last signed below.
WHEREAS, the Parties previously entered into an Amended and Restated Change of Control Retention Agreement for Lloyd Carney (the “Agreement”) effective as of October 25, 2013 (the “Effective Date”);
WHEREAS, Section 9 of the Agreement generally provides that the Agreement shall remain in effect until the three (3) year anniversary of the Effective Date (the “Term”), and may be extended upon mutual written consent of the Executive and the Company; and
WHEREAS, the Parties desire to extend the Term as set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing, the Parties agree that the Agreement is hereby amended as follows:

1.Term. Section 9 of the Agreement is hereby amended and replaced in its entirety as follows:
9.    Term. This Agreement shall remain in effect until November 2, 2019 (the “Term”) and may be extended upon mutual written consent of the Executive and the Company (as authorized by the Compensation Committee or Board); provided, however, the Term shall be automatically extended without any further action if the Company has entered into a definitive agreement regarding a Change of Control (a “Pending Transaction”) until (i) twelve (12) months following the consummation of such Pending Transaction or (ii) such definitive agreement has terminated pursuant to its terms without a Change of Control occurring. Notwithstanding the foregoing, the acceleration provision set forth in Section 2(c)(v) hereof shall survive expiration of the Term (and any duly authorized extension thereof).
2.Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.
3.Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof. This Amendment may be amended at any time only by mutual written agreement of the Parties.
4.Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the Parties to this Amendment.
5.Governing Law. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the date set forth above.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Dated: , 2016	By

EXECUTIVE

Dated: , 2016
Lloyd A. Carney